UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2013

DARKSTAR VENTURES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-176969	26-0299456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue
15th Floor
New York, NY 10022
 (Address of principal executive offices)

(866) 360-1565
(Registrant's Telephone Number, Including Area Code)
_______________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01 Other Events.

On June 28, 2013, FINRA confirmed the 15-1 forward stock split authorized by the Board of Directors of DarkStar Ventures, Inc. The record date of the split is July 8, 2013. Accordingly, shareholders owning shares on such date will receive 14 shares of DarkStar Ventures for each share they own as of such date. The company currently has 7,143,000 shares issued and outstanding. As a result of the forward stock split, the Registrant will have 107,145,000 shares issued and outstanding. The additional shares will be mailed directly to the stockholders of the company without any further action on their part.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARKSTAR VENTURES, INC.

Dated: July 1, 2013	By	/s/ Chizkyau Lapin
Name: Chizkyau Lapin
Title: Chairman, President, Chief Executive Officer, Chief Financial Officer and director (Principal Executive Officer and Principal Financial and Accounting Officer)

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